Exhibit 10.4

THE ALLSTATE CORPORATION
2006 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
RESTRICTED STOCK UNIT AWARD AGREEMENT

[Addressee]

In accordance with the terms of The Allstate Corporation 2006 Equity Compensation Plan for Non-Employee Directors (the “Plan”), pursuant to action of the Nominating and Governance Committee of the Board of Directors, The Allstate Corporation hereby grants to you (the “Participant”), subject to the terms and conditions set forth in this Restricted Stock Unit Award Agreement and the Plan, which is incorporated herein by reference, Restricted Stock Units (RSUs) as set forth below. Each RSU corresponds to one share of Stock. An RSU is an unfunded and unsecured promise to deliver one share of Stock on the Conversion Date or as otherwise provided herein. Until such delivery, you have only the rights of a general unsecured creditor of The Allstate Corporation and not as a stockholder with respect to the shares of Stock underlying your RSUs.

Number of RSUs Granted:	___________
Date of Grant:	____________
Period of Restriction:	As to the total number of RSUs, Date of Grant through the first anniversary of the date on which the Participant is no longer serving on the Board.
Conversion Date:	Each RSU will convert to one share of Stock on the date the restrictions lapse with respect to that RSU (the “Conversion Date”).

Dividend Equivalent Right:	Each RSU shall include a Dividend Equivalent Right.

1.   Terms and Conditions of Award.   It is understood and agreed that the Award of RSUs evidenced by the RSU Award Agreement is subject to the terms and conditions as set forth herein. Further terms and conditions applicable to the RSU Award including but not limited to termination of director status and change of control, are set forth in the Plan and incorporated by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provision of the Plan will govern. Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan. By accepting this Award, the Participant hereby acknowledges the receipt of a copy of this RSU Award Agreement and a copy of the Prospectus and agrees to be bound by all the terms and provisions hereof and thereto.

2.   Forfeiture Restriction.   The Period of Restriction applicable to the RSUs shall lapse upon the earlier of (i) the date of the Participant’s death or Disability, and (ii) the first anniversary of the date on which the Participant is no longer serving on the Board.

3.   Conversion Date.   Unless otherwise determined by the Board, a Participant shall be entitled to delivery of shares of Stock that underlie the RSUs then outstanding upon the date the restrictions lapse with respect to such RSU.

4.   Dividend Equivalent Right.   During the Period of Restriction, each RSU entitles a Participant to receive at or as soon as practicable after the time of distribution of any regular cash dividend paid by the Company in respect of a share of Stock the record date for which occurs on or after the Date of Grant, a cash amount equal to such regular dividend payment as would have been made in respect of each share of Stock underlying such RSU. Cash payment with respect to a Dividend Equivalent Right shall be made only with respect to such RSUs that are outstanding on the dividend record date. Regular dividends will be paid on the shares of Stock following conversion of the RSUs.

5.   Ratification of Actions.   By accepting the RSU Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the RSU Award by the Company, the Board or the Nominating and Governance Committee.

6.   Notices.   Any notice hereunder to the Company shall be addressed to its Stock Option Record Office and any notice hereunder to the Participant shall be addressed to him or her at the address specified on this RSU Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

8.   Governing Law and Severability.   To the extent not preempted by Federal law, the RSU Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions. In the event any provision of this RSU Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this RSU Award Agreement, and this RSU Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

Edward M. Liddy
Chairman and Chief Executive Officer
THE ALLSTATE CORPORATION